FOR FURTHER INFORMATION AT THE COMPANY:
Karen J. Dearing
Chief Financial Officer
(248) 208-2500

Sun Communities, Inc. Closes Public Offering of 6,900,000 Shares of Common Stock

Southfield, MI, September 23, 2014 – Sun Communities, Inc. (NYSE: SUI) (the “Company”) today announced that it has closed its previously announced underwritten public offering of 6,900,000 shares of common stock at a price of $50.60 per share, which includes 900,000 shares sold to the underwriter pursuant to the full exercise of its option to purchase additional shares. The Company estimates that the net proceeds from the offering will be approximately $348.6 million after deducting estimated expenses related to the offering.

The Company intends to use approximately $311 million of the net proceeds of the offering to fund the cash portion of the purchase price for the previously-announced acquisition of 59 manufactured home communities owned by affiliates of Green Courte Real Estate Partners, LLC and intends to use the remainder of the net proceeds from the offering to repay borrowings outstanding under its senior credit facility. The consummation of the acquisition is subject to certain confirmatory diligence and customary closing conditions, including obtaining third party consents. If for any reason the acquisition is not consummated, the Company intends to use the net proceeds from the offering to repay borrowings outstanding under its senior credit facility, fund possible future acquisitions of properties and for working capital and general corporate purposes.

Citigroup acted as sole book-running manager for the offering.

The offering was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. The offering was made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained by contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale is not permitted.

Sun Communities, Inc. is a real estate investment trust, or REIT, that currently owns and operates a portfolio of 184 communities comprising approximately 69,580 developed sites.

Forward Looking Statements
This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, difficulties in the Company’s ability to evaluate, finance, complete and integrate acquisitions (including the proposed Green Courte acquisition described above), developments and expansions successfully; the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in the Company’s annual report on Form 10-K, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.